CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
FONIX CORPORATION

The undersigned, Roger D. Dudley, being the President, Chief Executive Officer, and Chief Financial Officer of Fonix Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.           The name of this corporation is Fonix Corporation, a Delaware corporation (the “Corporation”).  The Corporation was incorporated on September 12, 1985.

2.           This Certificate of Amendment to the Certificate of Incorporation (as previously amended and restated) amends and replaces Article “FIFTH” of the Certificate of Incorporation in its entirety pursuant to Section 242 of the General Corporation Law of the State of Delaware, to provide for a reverse stock split of the company’s shares in the ratio of 1 new share for 5,000 old shares.  To effect the foregoing, Article “FIFTH” of the Certificate of Incorporation is hereby amended in its entirety and the text of the Amendment to the Certificate of Incorporation (the “Amendment”) is attached hereto as Exhibit A.

3.           This Certificate of Amendment to the Certificate of Incorporation (as previously amended and restated) and the reverse split contemplated therein has been approved and adopted at the Company's Annual Meeting of shareholders held December 2, 2008, by the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote in accordance with Section 216 of the General Corporation Law of the State of Delaware and pursuant to all other applicable requirements of the General Corporation Law of the State of Delaware.

4.           This Certificate of Amendment to the Certificate of Incorporation (as previously amended and restated) and the reverse split and ratio contemplated therein has been duly approved by unanimous written consent of the Board of Directors of the Corporation.

5.           This Certificate of Amendment to the Certificate of Incorporation and the reverse split contemplated therein shall be effective on the 23rd of December, 2008.

IN WITNESS WHEREOF, the undersigned hereby affirms, under penalties of perjury, that the foregoing instrument is the act and deed of the Company and that the facts stated therein are true.

Dated this 19th day of December, 2008.

FONIX CORPORATION,
A Delaware corporation

By:	/s/ Roger D. Dudley
Roger D. Dudley
President, CEO, CFO

EXHIBIT A

The text of the new Article Fifth amendment to the Corporation's Certificate of Incorporation (as previously amended and restated) is as follows:

“ARTICLE FIFTH
CLASS A COMMON STOCK REVERSE SPLIT

At the time at which this Amended and Restated Certificate of Incorporation (the "Amended Certificate") becomes effective (the "Effective Date"), each Five Thousand (5,000) shares of authorized Class A Common Stock issued and outstanding or held in the treasury of the Corporation immediately prior to the Effective Date shall automatically be reclassified and converted into one (1) validly issued, fully paid and non-assessable share of Class A Common Stock of the Corporation, par value $0.0001 (a "New Share").  Each holder of record of shares of Class A Common Stock so reclassified and converted shall on the Effective Date automatically become the record owner of the number of New Shares as shall result from such reclassification and conversion.  Each such record holder shall be entitled to receive, upon the surrender of the certificate or certificates representing the shares of Common Stock so reclassified and converted at the office of the transfer agent of the Corporation in such form and accompanied by such documents, if any, as may be prescribed by the transfer agent of the Corporation, a new certificate or certificates representing the number of New Shares of which he, she, or it is the record owner after giving effect to the provisions of this Article Fifth.  The Corporation shall not issue fractional New Shares.  Stockholders who immediately prior to the Effective Date own a number of shares of Class A Common Stock of the Company which is not evenly divisible by the reverse split ratio shall, with respect to the fractional interest, be issued a number of New Shares of the Company rounded to the nearest whole number.”